Exhibit 99.1

News Release
Contact: Michael Stivala
Chief Financial Officer & Chief Accounting Officer
P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252
FOR IMMEDIATE RELEASE
Suburban Propane Partners, L.P. to Hold
Fiscal 2008 Fourth Quarter/Year End Results Conference Call
Whippany, New Jersey, October 30, 2008 — Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane gas, fuel oil and related products and services, as well as a marketer of natural gas and electricity, today announced that it has scheduled its Fiscal 2008 Fourth Quarter and Full Year Results Conference Call for Friday, November 14, 2008 at 9:00 AM Eastern Time.
Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2008 fourth quarter and year-end results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:
Phone #: (866) 233-3843
Ask for: Suburban Propane Fiscal Year 2008 Fourth Quarter Results Conference Call.
In addition, a replay of the conference call will be available from 11:00 AM, Friday, November 14, 2008 until 11:59 PM, Saturday, November 15, 2008 and can be accessed by dialing (800) 475-6701, Access Code 965099. The replay will also be available via Suburban’s web site until Friday, November 21, 2008.
Suburban Propane Partners, L.P. is a publicly traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,000,000 residential, commercial, industrial and agricultural customers through approximately 300 locations in 30 states.
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